UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
January 31, 2009

INTERNATIONAL DEVELOPMENT AND ENVIRONMENTAL HOLDINGS

______________________________
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	32-0237237 (I.R.S. employer identification number)

1701 E. Woodfield Rd. Suite 915 Schaumburg, IL. (Address of principal executive offices)	60173 (Zip code)

(800) 884-1189

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02,  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ronald Hardesty, age 43, was elected COO and Interim CFO/Comptroller on January 31, 2009.  In March 2008, he became President of Business Development & Real Estate Acquisition for our Company, a position he continues to occupy.  From 1994 to date, he has been a real estate professional as a realtor with REMAX Residential & Commercial, Bloomingdale, IL. He is a Board Certified Realtor in Illinois, currently pursuing the Illinois real estate broker’s license.

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.

There is no family relationship between Mr. Hardesty and any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Development and Environmental Holdings

By: /s/ Philip J. Huseyinof

Philip J. Huseyinof
CEO
International Development and Environmental Holdings
Dated:   January 31, 2009